Earnings Release and Supplemental Information

SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2016 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended September 30, 2016

2

CoreSite Reports Third-Quarter Financial Results Reflecting Revenue Growth of 17% Year over Year

DENVER, CO – October 27, 2016

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2016.

Quarterly and Subsequent Highlights

•	Reported third-quarter total operating revenues of $101.3 million, representing a 17.2% increase year over year
•	Reported third-quarter net income per diluted share of $0.36, representing 38.5% growth year over year
•	Reported third-quarter funds from operations (“FFO”) of $0.90 per diluted share and unit, representing 21.6% growth year over year
•	Executed 162 new and expansion data center leases comprising 59,991 net rentable square feet (NRSF), representing $11.2 million of annualized GAAP rent at an average rate of $187 per square foot
•	Commenced 50,455 net rentable square feet of new and expansion leases representing $7.5 million of annualized GAAP rent at an average rate of $148 per square foot
•	Realized rent growth on signed renewals of 4.0% on a cash basis and 6.8% on a GAAP basis and recorded rental churn of 2.2%
•	On October 12, 2016, CoreSite announced the opening of SV7 on its Santa Clara campus, with 62% of the 230,000 NRSF of turn-key data center capacity leased

Paul Szurek, CoreSite’s Chief Executive Officer, commented, “We delivered another quarter of solid financial and operational performance in the third quarter, highlighted by strong earnings growth and leasing momentum. Our third quarter volume of new and expansion leasing for deployments of 5,000 net rentable square feet or less set a company record, as the demand for performance-sensitive retail colocation solutions remains robust.” Mr. Szurek continued, “Subsequent to the end of the third quarter, we opened SV7, our 230,000 net rentable square foot turn-key data center building in Santa Clara, which was 62% leased upon opening of the facility, another record for CoreSite. As an organization, we continue to successfully execute on our business plan in terms of leasing effectiveness, development, and increasing the value of our network dense, cloud-enabled platform of assets by enhancing and diversifying our customer base.”

Financial Results

CoreSite reported net income attributable to common shares of $12.2 million, or $0.36 per diluted share, for the three months ended September 30, 2016, compared to $6.9 million, or $0.26 per diluted share, for the three months ended September 30, 2015, an increase of 38.5% on a per share basis. On a sequential-quarter basis, net income attributable to common shares decreased 2.7%.

CoreSite reported FFO per diluted share and unit of $0.90 for the three months ended September 30, 2016, an increase of 21.6% compared to $0.74 per diluted share and unit for the three months ended September 30, 2015. On a sequential-quarter basis, FFO per diluted share and unit increased 1.1%.

Total operating revenues for the three months ended September 30, 2016, were $101.3 million, a 17.2% increase year over year and an increase of 5.4% on a sequential-quarter basis.

Quarter Ended September 30, 2016

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Quarter Ended September 30, 2016

Sales Activity

CoreSite executed 162 new and expansion data center leases representing $11.2 million of annualized GAAP rent during the third quarter, comprised of 59,991 NRSF at a weighted-average GAAP rental rate of $187 per NRSF.

CoreSite’s third-quarter data center lease commencements totaled 50,455 NRSF at a weighted average GAAP rental rate of $148 per NRSF, which represents $7.5 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the third quarter totaled $10.9 million in annualized GAAP rent, comprised of 76,735 NRSF at a weighted-average GAAP rental rate of $142 per NRSF, reflecting a 4.0% increase in rent on a cash basis and a 6.8% increase on a GAAP basis. The third-quarter rental churn rate was 2.2%, which included 160 basis points of churn related to a customer move-out at CoreSite’s VA1 data center.

Development Activity

Santa Clara – During the third quarter, CoreSite had 230,000 square feet of turn-key data center capacity under construction at SV7. As of September 30, 2016, CoreSite had incurred $208.2 million of the estimated $211.0 million required to complete this development. On October 12, 2016, CoreSite announced the opening of SV7, with 62% of the 230,000 net rentable square feet of turn-key data center capacity leased.

Denver – During the third quarter, CoreSite had 8,276 square feet of turn-key data center capacity under construction at DE1. As of September 30, 2016, CoreSite had incurred $2.0 million of the estimated $12.5 million required to complete this expansion and expects to substantially complete construction in the second quarter of 2017.

Los Angeles – During the third quarter, CoreSite had 4,726 square feet of turn-key data center capacity under construction at LA2, which is 100% pre-leased. As of September 30, 2016, CoreSite had incurred $0.4 million of the estimated $2.0 million required to complete this expansion and expects to substantially construction in the fourth quarter of 2016.

Balance Sheet and Liquidity

As of September 30, 2016, CoreSite had net principal debt of $588.5 million, correlating to 2.8 times third-quarter annualized adjusted EBITDA, and net principal debt and preferred stock outstanding of $703.5 million, correlating to 3.4 times third-quarter annualized adjusted EBITDA.

At quarter end, CoreSite had $6.3 million of cash available on its balance sheet and $250.8 million of borrowing capacity available under its revolving credit facility.

Quarter Ended September 30, 2016

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Quarter Ended September 30, 2016

Dividend

On September 2, 2016, CoreSite announced a dividend of $0.53 per share of common stock and common stock equivalents for the third quarter of 2016. The dividend was paid on October 17, 2016, to shareholders of record on September 30, 2016.

CoreSite also announced on September 2, 2016, a dividend of $0.4531 per share of Series A preferred stock for the period July 15, 2016, to October 16, 2016. The preferred dividend was paid on October 17, 2016, to shareholders of record on September 30, 2016.

2016 Guidance

CoreSite is increasing its 2016 guidance for net income attributable to common shares to a range of $1.46 to $1.50 from the previous range of $1.41 to $1.49. In addition, CoreSite is increasing its 2016 guidance for FFO per diluted share and unit to a range of $3.61 to $3.65 from the previous range of $3.56 to $3.64, with the difference between FFO and net income being real estate depreciation and amortization.

This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Upcoming Conferences and Events

CoreSite will participate in the RBC Technology, Internet, Media & Telecommunications Conference on November 9-10 at the Westin Times Square in New York City and NAREIT’s REITWorld conference on November 15-17 at the JW Marriott Phoenix Desert Ridge Resort & Spa in Phoenix, Arizona.

Conference Call Details

CoreSite will host a conference call on October 27, 2016, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921 for domestic callers or 412-317-6671 for international callers. The passcode for the replay is 13646351. The replay will be available until November 10, 2016.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

Quarter Ended September 30, 2016

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Quarter Ended September 30, 2016

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,000 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 400+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Media/Public Relations

+1 303.405.1012

+1 303.222.7276
Greer.Aviv@CoreSite.com

Quarter Ended September 30, 2016

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Quarter Ended September 30, 2016

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended September 30, 2016

7

Company Profile

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets.

Quarter Ended September 30, 2016

8

Company Profile

Secure, Reliable and Compliant		High-Performance
•	Six 9s historical portfolio uptime for calendar years 2010-2015	•	Cloud-enabled, network-rich data center campuses
•	Physical security standards and rigorous internal security training enable regulatory compliance requirements	•	Over 375 network service providers supported by robust IX services to key public clouds
•	Operational excellence in security and environmental controls	•	20,000+ interconnections
•	Consistent compliance across all properties	•	Enabling enterprise with support ecosystems
• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
Scalable		Best-in-Class Customer Experience
•	Serving customer requirements from half cabinet to full buildings	•	400+ professionals with dedicated industry expertise supporting over 1,000 customers
•	19 operating data centers in eight of the largest commercial and data center markets in the US	•	Experienced and committed operations, facilities and security personnel
•	Delivered approximately 230,000 NRSF at SV7 in October 2016, over 60% leased	•	Dedicated implementation resources to ensure a seamless onboarding process
•

Ability to increase occupied data center footprint on land and buildings currently owned and under contract, including current space unoccupied, under construction and held for development by approximately 75%

		•	24/7 customer support and remote hands

Quarter Ended September 30, 2016

9

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended			Nine Months Ended
Summary of Results	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating revenues	$101,274	$96,090	$86,382	$289,844	$242,373
Net income	19,319	19,835	14,530	58,760	39,472
Net income attributable to common shares	12,180	12,035	6,920	35,476	17,026
Funds from operations (FFO) to shares and units	42,768	42,614	35,264	126,289	97,597
Adjusted funds from operations (AFFO)	40,227	40,299	25,644	116,107	76,914
EBITDA	49,486	48,785	41,098	144,662	116,008
Adjusted EBITDA	52,114	51,122	43,698	151,723	122,208
Per share - diluted:
Net income attributable to common shares	$0.36	$0.37	$0.26	$1.10	$0.69
FFO per common share and OP unit	$0.90	$0.89	$0.74	$2.65	$2.06

	As of
	September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015

Dividend Activity
Dividends declared per share and OP unit	$0.53		$0.53		$0.53		$0.53		$0.42
AFFO payout ratio	63.0%		62.8%		71.1%		82.8%		77.6%

Operating Portfolio Statistics
Operating data center properties	18		18		17		17		17
Stabilized data center NRSF	1,786,638		1,775,007		1,597,764		1,524,406		1,474,472
Stabilized data center NRSF occupied	1,674,157		1,633,450		1,447,764		1,409,332		1,337,015
Stabilized data center % occupied	93.7%		92.0%		90.6%		92.5%		90.7%

Turn-Key Data Center ("TKD") Same Store Statistics
MRR per Cabinet Equivalent	$1,519		$1,478		$1,461		$1,422		$1,412
TKD NRSF % occupied	89.6%		88.9%		87.2%		88.6%		83.1%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$4,244,766		$4,852,439		$3,920,378		$3,201,961		$2,918,547
Total principal debt outstanding	594,750		500,000		461,000		392,250		360,250
Total principal debt and preferred stock outstanding	709,750		615,000		576,000		507,250		475,250

Net Principal Debt to:
Annualized Adjusted EBITDA	2.8	x	2.4	x	2.4	x	2.0	x	2.0	x
Enterprise Value	13.9%		10.3%		11.7%		12.0%		12.0%

Net Principal Debt & Preferred Stock to:
Annualized Adjusted EBITDA	3.4	x	3.0	x	3.0	x	2.6	x	2.7	x
Enterprise Value	16.6%		12.6%		14.6%		15.6%		16.0%

Quarter Ended September 30, 2016

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Consolidated Balance Sheets

(in thousands)

	September 30, 2016	December 31, 2015
Assets:
Investments in real estate:
Land	$82,463	$74,819
Buildings and improvements	1,186,712	1,037,127
	1,269,175	1,111,946
Less: Accumulated depreciation and amortization	(345,224)	(284,219)
Net investment in operating properties	923,951	827,727
Construction in progress	272,928	183,189
Net investments in real estate	1,196,879	1,010,916
Cash and cash equivalents	6,296	6,854
Accounts and other receivables, net	16,103	12,235
Lease intangibles, net	3,249	4,714
Goodwill	41,191	41,191
Other assets, net	96,274	86,633

Total assets	$1,359,992	$1,162,543

Liabilities and equity:
Liabilities
Debt, net	$590,992	$391,007
Accounts payable and accrued expenses	86,129	75,783
Accrued dividends and distributions	28,630	28,104
Deferred rent payable	7,577	7,934
Acquired below-market lease contracts, net	4,059	4,693
Unearned revenue, prepaid rent and other liabilities	33,444	28,717
Total liabilities	750,831	536,238

Stockholders' equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	334	301
Additional paid-in capital	436,311	390,200
Accumulated other comprehensive loss	(2,141)	(493)
Distributions in excess of net income	(105,756)	(88,891)
Total stockholders' equity	443,748	416,117
Noncontrolling interests	165,413	210,188
Total equity	609,161	626,305

Total liabilities and equity	$1,359,992	$1,162,543

Quarter Ended September 30, 2016

11

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating revenues:
Data center revenue:
Rental revenue	$54,219	$52,364	$47,135	$156,954	$133,282
Power revenue	28,844	26,401	23,543	80,819	64,782
Interconnection revenue	13,374	12,977	11,400	39,093	32,210
Tenant reimbursement and other	2,826	2,326	2,357	6,982	6,049
Total data center revenue	99,263	94,068	84,435	283,848	236,323
Office, light-industrial and other revenue	2,011	2,022	1,947	5,996	6,050
Total operating revenues	101,274	96,090	86,382	289,844	242,373

Operating expenses:
Property operating and maintenance	28,283	25,576	24,203	78,522	65,965
Real estate taxes and insurance	3,524	3,070	3,216	9,659	8,421
Depreciation and amortization	26,981	26,227	24,347	77,978	71,209
Sales and marketing	4,465	4,501	3,775	13,187	11,813
General and administrative	9,432	8,818	8,644	26,970	24,461
Rent	5,967	5,334	5,440	16,718	15,690
Transaction costs	117	6	6	126	51
Total operating expenses	78,769	73,532	69,631	223,160	197,610
Operating income	22,505	22,558	16,751	66,684	44,763
Gain on real estate disposal	—	—	—	—	36
Interest income	34	—	1	35	5
Interest expense	(3,222)	(2,680)	(2,188)	(7,914)	(5,183)
Income before income taxes	19,317	19,878	14,564	58,805	39,621
Income tax benefit (expense)	2	(43)	(34)	(45)	(149)
Net income	19,319	19,835	14,530	58,760	39,472
Net income attributable to noncontrolling interests	5,055	5,715	5,526	17,031	16,193
Net income attributable to CoreSite Realty Corporation	14,264	14,120	9,004	41,729	23,279
Preferred stock dividends	(2,084)	(2,085)	(2,084)	(6,253)	(6,253)
Net income attributable to common shares	$12,180	$12,035	$6,920	$35,476	$17,026

Net income per share attributable to common shares:
Basic	$0.36	$0.38	$0.26	$1.11	$0.71
Diluted	$0.36	$0.37	$0.26	$1.10	$0.69

Weighted average common shares outstanding:
Basic	33,425,762	32,022,845	26,126,332	31,906,000	24,029,106
Diluted	33,912,155	32,435,606	26,549,537	32,361,367	24,544,612

Quarter Ended September 30, 2016

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Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$19,319	$19,835	$14,530	$58,760	$39,472
Real estate depreciation and amortization	25,533	24,864	22,818	73,782	64,414
Gain on real estate disposal	—	—	—	—	(36)
FFO	$44,852	$44,699	$37,348	$132,542	$103,850
Preferred stock dividends	(2,084)	(2,085)	(2,084)	(6,253)	(6,253)
FFO available to common shareholders and OP unit holders	$42,768	$42,614	$35,264	$126,289	$97,597

Weighted average common shares outstanding - diluted	33,912	32,436	26,550	32,361	24,545
Weighted average OP units outstanding - diluted	13,851	15,239	20,861	15,310	22,839
Total weighted average shares and units outstanding - diluted	47,763	47,675	47,411	47,671	47,384

FFO per common share and OP unit - diluted	$0.90	$0.89	$0.74	$2.65	$2.06

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
FFO available to common shareholders and unit holders	$42,768	$42,614	$35,264	$126,289	$97,597

Adjustments:
Amortization of deferred financing costs	370	311	413	964	999
Non-cash compensation	2,470	2,311	1,944	6,874	5,305
Non-real estate depreciation	1,448	1,363	1,529	4,196	6,795
Straight-line rent adjustment	(433)	(1,002)	(2,993)	(3,029)	(6,812)
Amortization of above and below market leases	(141)	(143)	(129)	(417)	(387)
Recurring capital expenditures	(1,101)	(1,217)	(667)	(4,018)	(3,500)
Tenant improvements	(2,361)	(901)	(1,692)	(4,551)	(6,171)
Capitalized leasing costs	(2,793)	(3,037)	(8,025)	(10,201)	(16,912)
AFFO available to common shareholders and OP unit holders	$40,227	$40,299	$25,644	$116,107	$76,914

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$19,319	$19,835	$14,530	$58,760	$39,472
Adjustments:
Interest expense, net of interest income	3,188	2,680	2,187	7,879	5,178
Income taxes	(2)	43	34	45	149
Depreciation and amortization	26,981	26,227	24,347	77,978	71,209
EBITDA	$49,486	$48,785	$41,098	$144,662	$116,008
Non-cash compensation	2,470	2,311	1,944	6,874	5,305
Gain on real estate disposal	—	—	—	—	(36)
Transaction costs / litigation	158	26	656	187	931
Adjusted EBITDA	$52,114	$51,122	$43,698	$151,723	$122,208

Quarter Ended September 30, 2016

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Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market/Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

Los Angeles
One Wilshire campus
LA1*	$28,310	139,053	91.5%	—	—%	139,053	91.5%	—	10,352	149,405
LA2	29,405	254,343	89.4	43,345	15.6	297,688	78.6	4,726	122,476	424,890
Los Angeles Total	57,715	393,396	90.1	43,345	15.6	436,741	82.7	4,726	132,828	574,295

San Francisco Bay
SV1	6,572	85,932	83.9	—	—	85,932	83.9	—	—	85,932
SV2	8,349	76,676	93.7	—	—	76,676	93.7	—	—	76,676
Santa Clara campus(3)	37,168	388,589	98.6	—	—	388,589	98.6	230,000	—	618,589
San Francisco Bay Total	52,089	551,197	95.6	—	—	551,197	95.6	230,000	—	781,197

Northern Virginia
VA1	27,502	201,719	95.0	—	—	201,719	95.0	—	—	201,719
VA2	12,050	115,336	100.0	73,111	8.0	188,447	64.3	—	—	188,447
DC1*	3,276	22,137	87.0	—	—	22,137	87.0	—	—	22,137
Northern Virginia Total	42,828	339,192	96.2	73,111	8.0	412,303	80.5	—	—	412,303

Chicago
CH1	18,633	178,407	93.4	—	—	178,407	93.4	—	—	178,407

Boston
BO1	17,121	166,026	98.7	14,031	54.6	180,057	95.2	—	73,619	253,676

New York
NY1*	5,015	48,404	71.5	—	—	48,404	71.5	—	—	48,404
NY2	9,367	68,822	94.9	32,920	44.4	101,742	78.5	—	134,508	236,250
New York Total	14,382	117,226	85.2	32,920	44.4	150,146	76.3	—	134,508	284,654

Miami
MI1	1,937	30,176	82.9	—	—	30,176	82.9	—	13,154	43,330

Denver
DE1*	1,349	5,878	100.0	—	—	5,878	100.0	8,276	15,630	29,784
DE2*	438	5,140	98.3	—	—	5,140	98.3	—	—	5,140
Denver Total	1,787	11,018	99.2	—	—	11,018	99.2	8,276	15,630	34,924
Total Data Center Facilities	$206,492	1,786,638	93.7%	163,407	21.4%	1,950,045	87.6%	243,002	369,739	2,562,786

Office & Light-Industrial	7,622	354,721	76.8	—	—	354,721	76.8	—	—	354,721
Total Portfolio	$214,114	2,141,359	90.9%	163,407	21.4%	2,304,766	86.0%	243,002	369,739	2,917,507

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $220.0 million as of September 30, 2016, which reflects the addition of $5.9 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(2)

Includes customer leases that have commenced and are occupied as of September 30, 2016. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	94.3%	29.4%	88.9%
Total Portfolio	91.4%	29.4%	87.0%

(3)

The annualized rent for the Santa Clara campus includes $4.2 million associated with a restructured lease agreement involving a customer that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017.

See Appendix for definitions.

Quarter Ended September 30, 2016

14

Leasing Statistics

Data Center Leasing Activity

			GAAP		GAAP
	Leasing	Number	Annualized	Total	Annualized		Rental	Cash	GAAP
	Activity	of	Rent	Leased	Rent per		Churn	Rent	Rent
	Period	Leases(1)	($000)	NRSF	Leased NRSF		Rate	Growth	Growth

New/expansion leases commenced	YTD 2016	463	$23,741	254,062	$93	(2)
	Q3 2016	178	7,493	50,455	148
	Q2 2016	152	8,699	157,642	55	(2)
	Q1 2016	133	7,549	45,965	164
	Q4 2015	142	9,335	54,329	172
	Q3 2015	150	9,250	66,330	139

New/expansion leases signed	YTD 2016	452	$41,348	210,816	$196
	Q3 2016	162	11,214	59,991	187
	Q2 2016	171	7,656	48,147	159
	Q1 2016	119	22,478	102,678	219
	Q4 2015	155	8,901	42,089	211
	Q3 2015	149	8,825	64,087	138

Renewal leases signed	YTD 2016	501	$29,116	203,096	$143		6.0%	4.2%	8.4%
	Q3 2016	157	10,872	76,735	142		2.2	4.0	6.8
	Q2 2016	173	8,512	70,028	122		2.1	5.2	9.4
	Q1 2016	171	9,732	56,333	173		1.6	3.7	9.2
	Q4 2015	211	10,089	49,561	204		2.3	3.8	6.7
	Q3 2015	165	10,460	72,031	145		1.4	4.2	9.7

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	During Q2 2015, we signed a 136,580 NRSF build-to-suit powered shell lease at our SV6 facility which was completed and commenced during Q2 2016.

New/Expansion Leases Signed by Deployment Size by Period

	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
GAAP Annualized Rent ($000)
Leases < 1,000 NRSF	$4,047	$2,957	$2,635	$2,771	$2,809
Leases 1,000-5,000 NRSF	5,093	3,090	1,534	4,817	2,241
Leases <= 5,000 NRSF	$9,140	$6,047	$4,169	$7,588	$5,050
Leases > 5,000 NRSF	2,074	1,609	18,309	1,313	3,775
Total GAAP Annualized Rent	$11,214	$7,656	$22,478	$8,901	$8,825

MRR per Cabinet Equivalent (TKD Same Store)

Quarter Ended September 30, 2016

15

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	240,990	10.5%	$—	—%
Unoccupied OLI	—	—	82,270	3.6	—	—
Data center NRSF:
5,000 or less	1,839	91.2	658,099	28.5	106,854	49.9
5,001 - 10,000	33	1.7	214,813	9.3	29,376	13.7
10,001 - 25,000	19	0.9	296,351	12.9	38,024	17.7
Greater than 25,000	3	0.1	105,532	4.6	12,798	6.0
Powered shell and other(1)	16	0.8	434,260	18.8	19,440	9.1
OLI	107	5.3	272,451	11.8	7,622	3.6
Portfolio Total	2,017	100.0%	2,304,766	100.0%	$214,114	100.0%

(1)

The annualized rent for powered shell and other includes $4.2 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017.

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF(2)	($000)(3)	Expiration(2)
Unoccupied data center	—	240,990	10.5%	$—	—%	$—	$—	$—
Unoccupied OLI	—	82,270	3.6	—	—	—	—	—
2016	197	96,825	4.2	16,208	7.5	167	16,259	168
2017	918	381,443	16.6	62,022	28.9	151	62,811	154
2018	432	336,330	14.5	50,494	23.6	150	52,773	157
2019	244	281,115	12.2	30,531	14.3	109	33,541	119
2020	41	102,362	4.4	10,246	4.8	100	13,429	131
2021-Thereafter	78	510,980	22.2	36,991	17.3	72	45,969	90
OLI (4)	107	272,451	11.8	7,622	3.6	28	9,410	35
Portfolio Total / Weighted Average	2,017	2,304,766	100.0%	$214,114	100.0%	$106	$234,192	$116

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

The annualized rent per leased NRSF and per leased NRSF at expiration does not include annualized rent of $4.2 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017.

(3)

Represents the final monthly contractual rent under existing customer leases as of September 30, 2016, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue.

(4)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2016	24,833	$599
2017	22,663	582
2018	19,387	560
2019	33,267	845
2020	7,437	226
2021-Thereafter	164,864	4,810
Total OLI	272,451	$7,622

Quarter Ended September 30, 2016

16

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
Los Angeles	28.0%
San Francisco Bay	25.2
Northern Virginia	20.7
Chicago	9.0
Boston	8.3
New York	7.0
Miami	0.9
Denver	0.9
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise:
Digital Content & Multimedia	24.1%
SI & MSP	8.2
Other Enterprise	18.8
Total Enterprise	51.1
Networks & Mobility	23.2
Cloud	25.7
Total	100.0%

Quarter Ended September 30, 2016

17

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
Customer Industry		CoreSite Vertical	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Technology	Cloud	10	282,853	12.3%	$14,369	6.7%	73
2	Technology	Cloud	2	95,225	4.1	8,984	4.2	74
3	Technology	Enterprise - SI & MSP	3	63,859	2.8	8,597	4.0	29
4	Technology(4)	Enterprise – Digital Content	10	68,350	3.0	6,482	3.0	10
5	Technology	Enterprise – Digital Content	2	31,848	1.4	5,669	2.7	19
6	Technology	Enterprise - Other	3	15,055	0.6	5,147	2.4	26
7	Technology	Network	5	27,916	1.2	4,848	2.3	31
8	Technology	Enterprise - Other	2	26,081	1.1	4,670	2.2	9
9	Technology	Cloud	1	31,283	1.4	4,230	2.0	25
10	Government*	Enterprise - Other	1	136,420	5.9	3,942	1.8	75
	Total/Weighted Average(5)			778,890	33.8%	$66,938	31.3%	43

* Denotes customer using space for general office purposes.

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of September 30, 2016.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2016.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2016.
(4)

During the second quarter of 2016 we successfully renewed and extended portions of this customer's deployments. We are currently negotiating renewal leases for the remaining locations. We anticipate that the lease negotiations will be finalized at some of the locations during Q4 2016 and that other locations will be vacated.

(5)

In addition to the ten largest customers, total annualized rent includes $4.2 million associated with a restructured lease agreement involving a customer at the Santa Clara campus that has vacated its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in our portfolio on a dollar-for-dollar basis until the original lease term expires in Q2 2017.

Quarter Ended September 30, 2016

18

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Data center expansion(1)	$71,415	$100,990	$64,088	$64,816	$25,762
Non-recurring investments(2)	1,430	3,091	3,765	1,968	1,263
Tenant improvements	2,361	901	1,289	1,866	1,692
Recurring capital expenditures(3)	1,101	1,217	1,700	2,328	667
Total capital expenditures	$76,307	$106,199	$70,842	$70,978	$29,384

Repairs and maintenance expense(4)	$3,709	$3,042	$3,073	$2,715	$3,011

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital, as defined in the Appendix.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)	Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.
(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects/Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
NY2 Phase 2	New York	Q2 2015	32,920	$29,476	$895	46.5%	44.4%
BO1	Boston	Q1 2016	14,031	11,446	816	55.0	54.6
VA2 Phase 3(3)	Northern Virginia	Q1 2016	24,974	12,286	492	59.1	23.5
LA2	Los Angeles	Q2 2016	43,345	15,434	356	23.5	15.6
VA2 Phase 4	Northern Virginia	Q2 2016	48,137	26,995	561	—	—
Total completed pre-stabilized			163,407	$95,637	$585	29.4%	21.4%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2, also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2)

Includes customer leases that have been signed as of September 30, 2016, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.

(3)

During Q1 2016, we completed development of VA2 Phase 3, which is comprised of two computer rooms totaling 48,137 NRSF. One of the two computer rooms is 100% leased and occupied and is included in our stabilized operating NRSF in the Operating Properties table and the other computer room is pre-stabilized as of September 30, 2016.

Quarter Ended September 30, 2016

19

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

				Costs
	Metropolitan	Estimated		Incurred to-	Estimated		Percent
Projects/Facilities	Market	Completion	NRSF	Date	Total	Per NRSF	Leased

TKD(1)
SV7(2)	San Francisco Bay	Q4 2016	230,000	$208,172	$211,000	$917	61.7%
LA2	Los Angeles	Q4 2016	4,726	392	2,000	423	100.0
DE1(3)	Denver	Q2 2017	8,276	1,980	12,500	1,510	—
Total TKD			243,002	$210,544	$225,500		60.3%

Deferred Expansion Capital(4)
NY2	New York	Q4 2016	—	$4,581	$6,100
CH1	Chicago	Q1 2017	—	1,914	10,000
VA2	Northern Virginia	Q1 2017	—	3,913	10,400
Total Deferred Expansion Capital			—	$10,408	$26,500

Total			243,002	$220,952	$252,000

(1)

TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

(2)	On October 12, 2016, we completed construction of SV7 and commenced operating activities at the building.
(3)	Includes a portion of the cost of infrastructure to support later phases of the development.
(4)	See Appendix for Deferred Expansion Capital definition.

Quarter Ended September 30, 2016

20

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Held for Development

			Estimated	Estimated	Estimated
	Metropolitan	Estimated	Incremental	Sellable Power	Incremental
Project / Building	Market	NRSF	Costs	(Megawatts)	Cost per MW

Incremental capacity in existing core and shell buildings(1)
LA1	Los Angeles	10,352	$1,250	0.5	$2,500
LA2	Los Angeles	122,476	53,000	8.0	6,625
BO1	Boston	73,619	40,000	6.0	6,667
NY2 Phases 3-4	New York	87,297	57,000	8.5	6,706
NY2 Phase 5	New York	47,211	35,000	5.0	7,000
MI1	Miami	13,154	7,500	1.0	7,500
DE1	Denver	15,630	8,000	1.5	5,333
Total incremental capacity		369,739	$201,750	30.5	$6,615

Deferred expansion capital(2)		—	25,000

Total held for development(3)		369,739	$226,750

Reston campus expansion(4)	Northern Virginia	660,000	$500,000 - 600,000	60.0 - 70.0	$8,333 - 8,571

Total		1,029,739	$726,750 - 826,750	90.5 - 100.5	$8,030 - 8,226

(1)

Represents incremental data center capacity that may be constructed within existing facilities when the core and shell building have been developed and a portion of the existing space is not yet built out into data center space.

(2)

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital, as well as the potential time period during which we may invest it. We currently estimate a range of $20 - $30 million of future Deferred Expansion Capital investment.

(3)

In addition to new construction and incremental capacity in existing core and shell buildings, we have available acreage of entitled and unentitled land we own adjacent to our existing buildings, in the form of existing parking lots. By utilizing existing parking lots, we believe we can build approximately 100,000 NRSF and 200,000 NRSF buildings on our available acreage at NY2 and LA2, respectively.

(4)

During Q3 2016, we entered a binding agreement to expand our position in the Northern Virginia market with the purchase of Sunrise Technology Park, a 21.75-acre light-industrial / flex office park consisting of four buildings totaling 315,000 NRSF. Pursuant to the purchase agreement and subject to customary closing conditions, we are obligated to purchase the property. Based upon our expectations regarding entitlements for the campus, we estimate that we can build approximately 660,000 NRSF of new data center capacity across multiple phases. These estimates are subject to change based on current economic conditions and the supply and demand dynamics of the market. We anticipate closing on the acquisition during Q4 2016.

Quarter Ended September 30, 2016

21

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	September 30, 2016	Equivalents
Common shares	33,893	$74.04	$2,509,462
Operating partnership units	13,851	74.04	1,025,554
Liquidation value of preferred stock	4,600	25.00	115,000
Total equity			3,650,016
Total principal debt outstanding			594,750
Total enterprise value			$4,244,766

Net principal debt to enterprise value			13.9%
Net principal debt and preferred stock to enterprise value			16.6%

Debt Summary (1)

			Maturity	Outstanding as of:
		Maturity	Date with	September 30,	December 31,
Instrument	Rate	Date	Extension	2016	2015
Revolving credit facility (2)	2.08%	6/24/2019	6/24/2020	$94,750	$142,250
2019 Senior unsecured term loan (3)	3.23	1/31/2019	1/31/2019	100,000	100,000
2020 Senior unsecured term loan (4)	2.48	6/24/2020	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (2)	2.03	2/2/2021	2/2/2021	100,000	—
2023 Senior unsecured notes	4.19	6/15/2023	6/15/2023	150,000	—
Total principal debt outstanding				594,750	392,250
Unamortized deferred financing costs				(3,758)	(1,243)
Total debt				$590,992	$391,007
Weighted average interest rate	2.90%

Preferred stock	7.25%	N/A	N/A	$115,000	$115,000
Total debt and preferred stock				$705,992	$506,007

Floating rate vs. fixed rate debt				45% / 55%	55% / 45%
Floating rate vs. fixed rate debt and preferred stock				38% / 62%	43% / 57%

(1)	See the most recently filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at September 30, 2016, plus applicable spread.
(3)	Represents the effective interest rate as a result of the interest rate swap associated with $100 million in 1-month LIBOR variable rate debt.
(4)

Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread.

Debt Maturities

Quarter Ended September 30, 2016

22

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest expense and fees	$4,432	$3,245	$2,392	$10,491	$7,083
Amortization of deferred financing costs	370	311	413	964	999
Capitalized interest	(1,580)	(876)	(617)	(3,541)	(2,899)
Total interest expense	$3,222	$2,680	$2,188	$7,914	$5,183

Percent capitalized	32.9%	24.6%	22.0%	30.9%	35.9%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans
	Required Compliance	September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015

Fixed charge coverage ratio	Greater than 1.70x	8.1	x	9.7	x	9.8	x	10.1	x	9.3	x
Total indebtedness to gross asset value	Less than 60%	20.7%		18.2%		20.3%		16.7%		17.5%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%
Unhedged variable rate debt to gross asset value	Less than 30%	9.3%		6.3%		11.1%		8.9%		8.4%

Revolving credit facility availability		$350,000		$350,000		$350,000		$350,000		$350,000
Borrowings outstanding		(94,750)		—		(111,000)		(142,250)		(110,250)
Outstanding letters of credit		(4,480)		(4,480)		(5,480)		(6,330)		(6,330)
Current availability		$250,770		$345,520		$233,520		$201,420		$233,420

Quarter Ended September 30, 2016

23

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q3 2016	Annualized
Operating Income	$22,505	$90,020
Adjustments:
Depreciation and amortization	26,981	107,924
General and administrative (includes litigation expenses)	9,432	37,728
Transaction costs	117	468
Net Operating Income	$59,035	$236,140

Cash Net Operating Income (Cash NOI)
Net Operating Income	$59,035	$236,140
Adjustments:
Straight-line rent	(433)	(1,732)
Amortization of above and below-market leases	(141)	(564)
Cash NOI	$58,461	$233,844

Cash NOI with backlog (87.0% leased)(1)	$60,906	$243,624
Cash stabilized NOI (93% leased)	$65,106	$260,424

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$210,544
Remaining spend(2)	14,956
Total	$225,500

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$27,000 - 36,000

Deferred Expansion Capital in progress	$10,408
Remaining spend(3)	16,092
Total	$26,500

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$51,976
Cash and cash equivalents	6,296
Accounts and other receivables	16,103
Other tangible assets	25,237
Total other assets	$99,612

Liabilities
Principal debt	$594,750
Accounts payable, accrued and other liabilities	119,573
Accrued dividends and distributions	28,630
Preferred equity	115,000
Total liabilities	$857,953

Weighted average common shares and units - diluted	47,763

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of September 30, 2016, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 20 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended September 30, 2016

24

2016 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2016			Implied
	Low	High	Mid	2015	Growth(1)
Net income attributable to common shares	$1.46	$1.50	$1.48	$1.03	43.7%
Real estate depreciation and amortization	2.15	2.15	2.15	1.83
FFO	$3.61	$3.65	$3.63	$2.86	26.9%

Projected operating results:
Total operating revenues	$396,000	$400,000	$398,000	$333,292	19.4%
General and administrative expenses	35,000	37,000	36,000	34,179	5.3%
Adjusted EBITDA	208,000	212,000	210,000	169,903	23.6%

Guidance drivers:
Annual rental churn rate	6.5%	8.5%	7.5%	7.5%
Cash rent growth on data center renewals	3.0%	5.0%	4.0%	4.6%

Capital expenditures:
Data center expansion	$302,500	$332,500	$317,500	$132,786
Non-recurring investments	10,000	15,000	12,500	9,971
Tenant improvements	5,000	10,000	7,500	8,037
Recurring capital expenditures	5,000	10,000	7,500	5,828
Total capital expenditures	$322,500	$367,500	$345,000	$156,622

(1)	Implied growth is based on the midpoint of 2016 guidance.

Quarter Ended September 30, 2016

25

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Less: Straight line rents adjustment
7.	Less: Amortization of above and below market leases
8.	Less: Recurring capital expenditures
9.	Less: Tenant improvements
10.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

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Appendix

Data Center Leasing Metrics

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Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total portfolio annualized rent at the beginning of the period.

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Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables on pages 20 and 21, respectively, for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA –

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

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Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Monthly Recurring Revenue per Cabinet Equivalent

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

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Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects managements estimate of engineering drawings and required support space and is subject to change based on final demising of space. Estimated costs of completion are based on actual costs at quarter-end and management’s estimate of remaining projects costs.

Turn-Key Same Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2014, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2014. The turn-key same store space as of December 31, 2014, is 1,149,119 NRSF.  We track same store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

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